FORESIDE FUND SERVICES, LLC
                                   MUTUAL FUND
                           SALES AND SERVICE AGREEMENT





Dear Securities Dealer:                                      _____________, 2005

         Foreside Fund Services, LLC ("we", "us" or "Distributor") invites you (the "Dealer") to participate in the distribution of the shares of the registered open-end investment companies or series thereof listed in Appendix A hereto (the "Funds") for which we serve as principal underwriter, subject to the terms of this Agreement. We will notify Dealer from time to time of the Funds which are eligible for distribution under this Agreement.

         1. LICENSING. Both parties represent that they are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") and both parties agree to abide by the NASD Conduct Rules. Both parties represent that they are qualified to act as a broker-dealer in the states or other jurisdictions where they transact business, and agree to maintain such registrations, qualifications and membership in good standing in full force and effect throughout the term of this Agreement. Dealer agrees that termination or suspension of such membership with the NASD, or of its license to do business by any state or federal regulatory agency, at any time, shall terminate or suspend this Agreement forthwith and shall require Dealer to notify us in writing of such action. This Agreement is in all respects subject to Rule 2830 of the Conduct Rules of the NASD which shall control any provision to the contrary in this Agreement.

         2. SALES OF FUND SHARES. Dealer may offer and sell shares of each Fund only at the public offering price applicable to the shares in effect at the time of each transaction. The procedures relating to all orders and the handling of orders are subject to the terms of the then current prospectus and statement of additional information ("SAI") of the Fund, the then current new account application for the Fund, and our written instructions which may be issued from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

         3. GENERAL DUTIES OF DEALER

         Dealer agrees:

         (a) To act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds except as provided in Section 4 hereof. Dealer shall not have any authority to act as agent for the issuer (the Funds), for us, or for any other dealer in any respect, nor will Dealer represent to any third party that Dealer has such authority or is acting in such capacity.

         (b) To purchase shares of the Funds only from us or from your customers.

         (c) To enter orders for the purchase of shares made through Dealer and to furnish us with copies of such records on request.

         (d) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bonafide investment.

         (e) To maintain records of all sales and redemptions of shares made through Dealer and to furnish us with copies of such records on request.

         (f) To distribute prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

         (g) That Dealer will not withhold placing customers' orders for shares so as to profit itself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

         (h) That Dealer will not purchase any shares from its customers at prices lower than the redemption or repurchase prices then quoted by the Fund. Dealer shall, however, be permitted to sell shares for the account of its record owners to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

         (i) [This section is purposely left blank].

         (j) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which Dealer ordered back to the Funds, in which latter case we may hold Dealer responsible for any loss to the Funds or loss of profit suffered by us resulting from Dealer's failure to make payment. We shall have no liability for any check or other item returned unpaid to Dealer after Dealer has paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

         (k) That Dealer shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that Dealer will immediately pay such loss to the Funds upon notification.

         (l) That if on a redemption which Dealer has ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf of the Fund, in which latter case we may hold Dealer responsible for any loss to the Fund or loss of profit suffered by us resulting from Dealer's failure to settle the redemption.

         (m) That Dealer has implemented and will maintain effective internal procedures and controls with respect to the transmission and communication of orders for Fund transactions that are reasonably designed to prevent or detect on a timely basis your customer's orders received after the New York Stock Exchange ("NYSE") market close from being aggregated with orders received before the NYSE market close, and to minimize errors that could result in the late transmission of orders to the Funds. Dealer separately represents that it will comply with all rules and regulations of the Securities and Exchange Commission ("SEC), NASD and, if applicable, the National Securities Clearing Corporation ("NSCC") with respect to the receipt and transmission of your customer's orders.

         4. DUTIES OF DEALER - RETIREMENT ACCOUNTS. In connection with orders for the purchase of shares on behalf of an individual retirement account, self-employed retirement plan or other retirement accounts, Dealer shall act as agent for the custodian or trustee of such account or plan (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order until Dealer has received from the account or plan payment for the purchase and, if the purchase represents the initial contribution to the account or plan, the completed documents necessary to establish the account or plan. Dealer agrees to indemnify us, the Fund and the Fund's transfer agent, as applicable, for any claim, loss, or liability resulting from incorrect investment instructions received from Dealer with respect to any such account or plan which cause a tax liability or other tax penalty.

         5. CONDITIONAL ORDERS. We will not accept from Dealer any conditional orders for shares of any Fund.

         6.  DEALER  COMPENSATION.  As  compensation  for the  provision  of the services described herein, you will look solely to your customer, and you acknowledge that the Fund and the Distributor shall have no direct responsibility for any compensation due to you.

         7. REDEMPTIONS. Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable redemption charges, in accordance with the applicable prospectus.

         8. EXCHANGES. Telephone exchange orders will be effective only for shares in plan balance (uncertificated shares) and may be subject to any fees or other restrictions set forth in the applicable prospectuses. Dealer may charge the shareholder a fair commission for handling an exchange transaction. Dealer shall comply with any additional exchange policies described in each Fund's prospectus.

         9. TRANSACTION PROCESSING. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to Dealer if Dealer so requests. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely. Dealer shall ensure that any orders submitted by you to a Fund for a particular trade date have been received by you prior to such Fund's cut-off time for orders, in each case in accordance with the terms and conditions sets forth in such Fund's prospectus and applicable provisions of the Investment Company Act of 1940, as amended ("Investment Company Act"), including Rule 22c-1 thereunder. In the event an order is received after such cut-off time, you shall ensure that such order is submitted in such a manner so that the order is priced in accordance with the Fund's prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1. All orders must be paid by check or wire payable to the order of the Fund, which reserves the right to delay issuance or transfer of shares until such payment is available in investable Federal Funds. All orders must be drawn payable in U.S. dollars on a U.S. bank, for the full amount of the investment.

         10. MULTIPLE CLASSES. We may from time to time provide to Dealer written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares with distribution-related operating expenses; see Appendix A. These guidelines or standards are deemed to be written instructions as contemplated in Section 2. In addition, Dealer agrees to be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of Funds offering multiple classes of shares.

         11. DISTRIBUTION PLAN PAYMENTS
     (a) With regard to those Funds which pay asset-based sales charges (pursuant to a Distribution Plan adopted under Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"), as noted on Appendix A hereto (or, if more recently published, the Fund's current prospectus), Distributor hereby appoints Dealer to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

     (b) The services to be provided under Paragraph (a) above may include, but are not limited to, the following:

               (i)  reviewing  the  activity in Fund  accounts;
               (ii) providing training and supervision of its personnel;
               (iii)maintaining and distributing  current copies of prospectuses and shareholder reports;
               (iv) advertising the availability of its services and products;
               (v) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and
               (vi) responding to customers' and potential  customers' questions about the Funds.

     (c) During the term of this Agreement, Distributor will pay Dealer asset-based sales charges for each Fund as set forth in Appendix A to this Agreement (or, if more recently published, the Fund's current prospectus). Payment to Dealer is made only upon receipt by Distributor of Rule 12b-1 payments from the applicable Fund. Dealer represents that the fees received pursuant to this Agreement will be disclosed to Dealer's customers, will be authorized by Dealer's customers (either directly or by operation of applicable law), and will not result in an excessive fee to Dealer.

         (d) In the event an issue pertaining to the Rule 12b-1 Plan is submitted for shareholder approval, Dealer will vote any shares held for its own account in the same proportion as the vote of those shares held for the accounts of Dealer's customers.

         12. REGISTRATION OF SHARES AND BLUE SKY. Dealer will not offer or sell shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and in connection with sales and offers to sell shares Dealer will furnish to each person to whom any such sale or offer is made, a copy of the applicable, then current prospectus. We shall notify Dealer of the states or other jurisdictions in which each Fund's shares are currently available for sale to the public as set forth in Appendix A. We shall have no obligation to register or make available Fund shares in any state or other jurisdiction.

         Dealer shall track and maintain "blue sky" information and report that information on a periodic basis to the designated agent of the Funds in a form as agreed from time to time by Dealer and the Fund's agent in order for the Fund to report required information to the various states and jurisdictions in which a Fund's shares are registered.

         We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Fund shares or for the manner of sale of Fund shares. Nothing in this Agreement, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the "Securities Act"), or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act.

         13. FUND INFORMATION. No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current prospectus, SAI or in materials issued by us as information supplemental to such prospectus or SAI. We will supply prospectuses, reasonable quantities of reports to shareholders, supplemental sales literature, sales bulletins, and additional information as issued. Dealer agrees not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country, having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by us in advance of such use. Such approval may be withdrawn by us in whole or in part upon notice to Dealer, and Dealer shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. Dealer is not authorized to modify or translate any such materials without our prior written consent. Any printed information furnished by us other than the then current prospectus and SAI for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and Dealer agrees that the Funds shall have no liability or responsibility to Dealer in these respects unless expressly assumed in connection therewith.

         14.      INDEMNIFICATION.

     (a) Dealer shall indemnify and hold harmless us, each Fund, the transfer agents of the Funds, and their respective, officers, directors, agents and employees, and control persons (as defined in section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (i) any breach by Dealer of any provision of this Agreement; or (ii) any actions or omissions by us, any Fund, the transfer agent of the Funds, and their officers, directors, agents and employees and any person who is or may be deemed to be a controlling person made in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Dealer.

     (b) We shall indemnify and hold harmless Dealer and its officers, directors, agents and employees, and control persons (as defined in section 15 of the Securities Act or section 20 of the 1934 Act) from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (i) any breach by us of any provision of this Agreement; or (ii) any alleged untrue statement of a material fact contained in any Fund's Registration Statement, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     (c) The agreement of the parties in this Paragraph 13 to indemnify each other is conditioned upon the party entitled to indemnification ("Indemnified Party") giving notice to the party required to provide indemnification ("Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party (which approval shall not unreasonably be withheld) shall conduct the defense of such claim or any litigation resulting from it, and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this paragraph (c) shall not relieve, the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) The provisions of Paragraphs 6, 13, 14 and 18 shall survive the termination of this Agreement.

         15. ANTI-MONEY LAUNDERING PROGRAM

         (a) The  Dealer has in place an  anti-money  laundering  program  ("AML
Program") that is reasonably designed to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and all implementing rules and regulations, as well as all related governmental and self-regulatory organization rules and regulations. As part of Dealer's AML Program, Dealer will take steps to identify customers for whom it acts in its dealings with the Fund and will monitor customer transactions in order to detect and, where appropriate, report suspicious activities.

         (b) The Dealer further agrees to promptly notify us should it become aware of any change in or inability to comply with the above representation and warranty.

         (c) The Dealer further agrees that it is in compliance with all applicable law.

         In addition, we, on our own behalf and on behalf of the Funds, hereby provide notice to the Dealer that we and/or the Fund reserve the right to make inquiries of and request additional information from the Dealer regarding its AML program.

         16. RESTRICTIONS ON MARKET TIMERS. The Fund has policies and procedures regarding market timing or excessive trading as set forth more fully in a Fund's then-current prospectus. The Fund or the Distributor may refuse to accept a purchase or exchange order from any person or entity if, in its sole discretion, it determines that the trading practices of that person or entity are not consistent with the long-term investment objectives of the Fund. Each Fund's policy on market timing and excessive trading also applies to purchase and exchange orders placed through intermediaries, including brokers, banks or other third parties. Dealer will use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated policies in a Fund's currently effective prospectus or SAI regarding transactions in Fund shares, including those related to market timing and excessive trading. We retain the right to terminate the Agreement (in its entirety or with respect to a Fund) without penalty if it (after consultation with the Fund) determines that Dealer is engaged in (or is being used by Dealer's customer or agents to engage in) market timing or excessive trading with respect to a Fund's shares.

         17. DIRECTED BROKERAGE. The Fund, Dealer and Distributor shall prohibit the use of Fund portfolio securities transactions or related remuneration to satisfy any compensation obligations herein. No party has agreed to directly or indirectly compensate Dealer in contravention of Rule 12b-1(h) under the Investment Company Act.

         18. PRIVACY. The parties each acknowledge that certain information made available to the other party hereunder may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended) and the rules and regulations promulgated thereunder (collectively, the "Privacy Laws").

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

The parties hereby agree (i) not to disclose or use such information except as required to carry out their respective duties under this Agreement or as otherwise permitted by law in their ordinary course of business, (ii) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information and (iii) to cooperate with each other and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the parties. This provision shall survive termination of the Agreement.

         19. EFFECTIVENESS, AMENDMENT, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement may be amended by us at any time by written notice to Dealer and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such amendment shall constitute your acceptance of such amendment.

         (b) This Agreement shall continue in effect until terminated.

         (c) This Agreement may be terminated by either party, without penalty, upon ten days' written notice to the other party. This Agreement shall inure to the benefit of the successors and assigns of either party hereto, provided, however, that Dealer may not assign this Agreement without our prior written consent. This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or immediately upon any other act of insolvency by Dealer. This Agreement may also be terminated at any time for any particular Fund without penalty by the vote of a majority of the members of the Board of Directors or Trustees of such Fund or by the vote of a majority of the outstanding voting securities of the Fund. The termination of this Agreement shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by Dealer subsequent to your voluntary termination of this Agreement will not serve to reinstate this Agreement. Reinstatement will only be effective upon written notification by us.

         20. DISPUTE RESOLUTION. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the NASD or the American Arbitration Association. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

         21. MISCELLANEOUS

         (a) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware without reference to conflicts of law principles.

         (b) Neither party to this Agreement shall be liable to the other party for consequential, special or indirect damages under any provision of this Agreement.

         (c) All written communications to us must be sent to the following address:

                  Foreside Fund Services, LLC
                  Two Portland Square, 1st Floor
                  Portland, Maine 04101
                  Attention:  Chief Compliance Officer

All written communications to Dealer will be sent to your address listed below.

     (d) This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted to Dealer.

     (e) Dealer has the full power and authority to enter into and perform this Agreement, and Dealer's execution and performance of the Agreement will not violate any law.

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

     (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     (g) If any provision of this Agreement is deemed in violation of law or is unenforceable, the remainder of this Agreement with such provision omitted will remain in full force and effect.



             [THE BALANCE OF THIS PAGE IS LEFT INTENTIONALLY BLANK]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                           FORESIDE FUND SERVICES, LLC



                                By:
                                   ---------------------------------------------
                                   Nanette K. Chern
                                   Chief Compliance Officer


DEALER NAME

By:
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         (Signature)

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Name and Title

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Address

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Operations Contact

Telephone:
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E-Mail:
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FAX:  ____________________________________________

Clears Through (if applicable):
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Forum Fund Services    Dealer #
___________________

        (Internal Use Only)

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                           FORESIDE FUND SERVICES, LLC
                                   MUTUAL FUND
                          SALES AND SERVICES AGREEMENT

                                   APPENDIX A
                             WINTERGREEN FUND, INC.


BLUE SKY SCHEDULE. Wintergreen Fund, Inc. is registered in all 50 states, District of Columbia, Puerto Rico, and the U.S. Virgin Islands.

RULE 12B-1 PAYMENTS: Wintergreen Fund, Inc. may pay a 12b-1 fee of up to 0.25% of assets serviced per year. Payment of 12b-1 distribution payments is made only upon receipt by the Distributor of Rule 12b-1 payments from the applicable Fund.